POWER OF ATTORNEY


Know all persons by these presents, that the undersigned hereby constitutes and appoints each of David W.
Whitehead, Jacqueline S. Cooper and Edward J.
Udovich, signing singly,the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of FirstEnergy Corp. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, (3) ("Section 16") and Form 144 ("Form 144") pursuant to Rule 144 under the Securities Act of 1933 ("Rule 144") and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's reasonable discretion.

The undersigned hereby grants to each such attorney-in-fact full Power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
Additionally, this Power of Attorney revokes any and all previous Power of Attorney forms for this same purpose which were entered into by the undersigned.

		This Power of Attorney
shall be governed by and construed in
accordance with the law of the State of
Ohio,regardless of the law that might be applied under principles of conflict of laws.




POWER OF ATTORNEY
Russell W. Maier
July 12, 2004
Page 2


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of July 2004.


/S/Russell W. Maier
___________________

Russell W. Maier
Director


Signed and acknowledged
in the presence of:

/S/ Jackie C. Plate
_________________________


/S/ Nadine M. Stith
_________________________



State of Ohio		)
		)  ss:
County of Summit 	)


The foregoing Power of Attorney was acknowledged before me this 12th day of July 2004 by Russell W. Maier.


/S/ Susie M. Hoisten

___________________________
Notary Public
SUSIE M. HOISTEN, NOTARY PUBLIC
Residence - Summit County
State Wide Jurisdiction, Ohio
My Commission Expires Dec. 9. 2006


Russell W. Maier